Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 16 to the registration statement (No. 33-10327) on Form N-1A (the "Registration Statement") of our reports dated December 11, 1996 relating to the financial statements and financial highlights of State Street Research Government Income Fund, State Street Research Strategic Portfolios: Conservative, State Street Research Strategic Portfolios: Moderate and State Street Research Strategic Portfolios:
Aggressive (each a series of State Street Research Financial Trust), which appear in such Statements of Additional Information and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statements of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.



/s/ Price Waterhouse LLP


Price Waterhouse LLP
Boston, Massachusetts
February 26, 1997